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                  [WEINICK, SANDERS & CO. LLP LETTERHEAD LOGO]

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the registration statement of William Greenberg Jr. Desserts and Cafes, Inc. on Form S-8 filed March 28, 1997 of our report dated March 9, 1996 (except as to a portion of Note 9, as to which the date is April 15, 1996) appearing in The Annual Report on Form 10-KSB of William Greenberg Jr. Desserts and Cafes, Inc. for the fiscal year ended December 31, 1995.

                                           Yours truly,


                                           /s/ Weinick. Sanders & Co. LLP
                                           ------------------------------
                                           WEINICK, SANDERS & CO. LLP
                                           Certified Public Accountants



New York, New York
March 28, 1997